For Immediate Release

FERRO ENTERS INTO AGREEMENT TO ACQUIRE ITALIAN TILE COATINGS MANUFACTURER VETRICERAMICI

•	IMPROVES FERRO’S POSITION IN HIGH-END TILE COATINGS
•	EXPANDS PRESENCE IN IMPORTANT GROWTH MARKETS
•	PROVIDES ADDITIONAL CAPACITY FOR HIGH-END FRITS AND DIGITAL INKS
•	EXPECTED TO BE ACCRETIVE TO ADJUSTED EPS BY $0.12 TO $0.14 IN 2015

CLEVELAND, Ohio – September 21, 2014 – Ferro Corporation (NYSE: FOE, “Company”) announced today that it has signed a definitive agreement with Milan, Italy-based Private Equity Funds’ Management Company Star Capital SGR S.p.A. and two minority owners and founders Gianfranco Padovani and Sergio Zannoni to acquire Casola Valsenio, Italy-based Vetriceramici S.p.A. for €83 million (approximately $108 million) in cash.  The transaction will be funded with excess cash and a draw on the Company’s existing revolving credit facility and is expected to close by December 1, 2014, subject to customary closing conditions.

Vetriceramici is a leading supplier of ceramic coatings to high-end tile manufacturers.  Vetriceramici had July 2014 trailing twelve month sales of approximately €53 million, and over the last three fiscal years achieved compounded annual sales growth of 9.3%.  Vetriceramici operates manufacturing facilities in Italy and Mexico, a mixing plant in Poland and research and development and sales offices in Italy and Turkey.  The transaction is expected to be accretive to Ferro’s adjusted diluted earnings per share by $0.12 to $0.14 in 2015.  Based on estimated July 2014 trailing twelve month EBITDA and expected synergies, the acquisition purchase price of $108 million represents a transaction multiple of 4.9X.

Vetriceramici is a leading global supplier of specialty products that enhance the appearance and improve the durability of high-end ceramic tile.  Its product line includes high-value, specialty frits and grits (finely-milled frits), glazes, digital inks, and other specialized tile coatings.  Additionally, Vetriceramici has developed high-value forehearth color solutions that deliver greater production flexibility, lower manufacturing costs and improved inventory management to customers.  The acquisition is expected to improve Ferro’s growth opportunities by enhancing its product portfolio and improving its position in important growth markets, including the United States, Mexico, Turkey, and Eastern Europe.

Commenting on the proposed transaction, Peter Thomas, Chairman, President and CEO of Ferro Corporation said, “Vetriceramici is an excellent strategic fit with our existing tile coatings business and our performance colors and glass business.  The acquisition demonstrates our commitment to transforming Ferro into a more focused functional coatings and color solutions company.  Vetriceramici improves our product portfolio by adding higher-value product offerings, enhances our technical capabilities with state-of-the-art design and product development facilities, and accelerates our geographic expansion into important growth markets, including the United States, where we do not have a ceramic coatings presence, as well as Turkey and Poland.  We expect this investment will achieve a return on invested capital of greater than 12% in the first year of operation and expect the return on invested capital to improve to greater than 15% within an acceptable timeframe.  The proposed transaction is an excellent example of the type of growth opportunities we are seeking to drive shareholder value and build upon our market leadership positions.  We will continue to focus resources on our glass-based coatings businesses, adding to our frit production capacity and expanding our geographic footprint.  We are excited about the growth prospects associated with our core strategic platform and are actively pursuing additional opportunities.”

Ferro was advised by Jones Day.  William Blair & Company and K Finance acted as financial advisors to the sellers.  Legal advisor to the sellers was Accinni, Cartolano e Associati.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials.  Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets.  Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,020 employees globally.

About Vetriceramici

Vetriceramici S.p.A. (http://www.vetriceramici.com) designs, develops, manufactures, and supplies special products for the ceramics industry in Italy and internationally. Vetriceramici produces fusion colored grains, technical grains, matte colored micro-grains, frits, double charge products, ceramic glazes, and inks for digital printing. Its products are used in various high-value applications in the ceramic tile and color and glass markets. Vetriceramici was founded in 1987 by Gianfranco Padovani and Sergio Zannoni, employs over 200 people and is based in Casola Valsenio, Italy.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•

Ferro’s ability to complete the Vetriceramici acquisition and integrate Vetriceramici and attain the expected synergies, as well as the acquisition being accretive and Ferro achieving the expected return on invested capital;

•	Ferro’s ability to successfully complete the disposition of its Polymer Additives business;
•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	Ferro's ability to successfully implement its value creation strategy;
•

Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs and indirect spend optimization initiative, and to produce the desired results, including projected savings;

•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	currency conversion rates and economic, social, regulatory, and political conditions around the world;
•	Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	Ferro’s ability to successfully introduce new products or enter into new growth markets;
•	Ferro’s ability to complete future acquisitions or dispositions, or successfully integrate future acquisitions;
•	sale of products into highly regulated industries;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	management of Ferro’s general and administrative expenses;

•	Ferro’s multi-jurisdictional tax structure;
•	the impact of the Company’s performance on its ability to utilize significant deferred tax assets;
•	the effectiveness of strategies to increase Ferro’s return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2013.

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Contacts:

Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com

or

Media Contact:
Mary Abood, 216-875-5401

Director, Corporate Communications
mary.abood@ferro.com